SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

February 25, 2002
Date of Report (Date of earliest event reported)

AAMES CAPITAL CORPORATION
(Exact name of Registrant as specified in its charter)

California	333-64903-01	95-4438859
(State or other jurisdiction of incorporation)	(Commission file numbers)	(I.R.S. employer identification no.)
350 South Grand Avenue Los Angeles, California		90071
(Address of principal executive offices)		(ZIP Code)
(213) 210-5000
(Registrant's telephone number, including area code)
NA
(Former name or former address, if changed since last report)

Item 5. Other Events.

Aames Capital Corporation, a wholly owned subsidiary of Aames Financial Corporation is releasing the monthly statement to certificateholders in response to inquiries received from members of the financial community in connection with its mortgage pass-through certificates. A copy of this information with respect to the Series 2001-4 Mortgage Pass-Through Certificates is attached to this Form 8-K as Exhibit
20.1.

Item 7. Financial Statements; Pro Forma Financial Information and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits:

See Index to Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAMES FINANCIAL CORPORATION
By: /s/ John F. Madden, Jr. John F. Madden, Jr. Secretary

Dated: March 11, 2002

Index to Exhibits

Index to Exhibits

20.1(a)	Aames Capital Corporation, Mortgage Pass-Through Certificates, Series 2001-4 - Statement to Certificateholders (Contents)
20.1(b)	Aames Capital Corporation, Mortgage Pass-Through Certificates, Series 2001-4 - Statement to Certificateholders (Certificate Payment Report)
20.1(c)	Aames Capital Corporation, Mortgage Pass-Through Certificates, Series 2001-4 - Statement to Certificateholders (Collection Account Report)
20.1(d)	Aames Capital Corporation, Mortgage Pass-Through Certificates, Series 2001-4 - Statement to Certificateholders (Credit Enhancement Report )
20.1(e)	Aames Capital Corporation, Mortgage Pass-Through Certificates, Series 2001-4 - Statement to Certificateholders (Collateral Report)
20.1(f)	Aames Capital Corporation, Mortgage Pass-Through Certificates, Series 2001-4 - Statement to Certificateholders (Delinquency Report)
20.1(g)	Aames Capital Corporation, Mortgage Pass-Through Certificates, Series 2001-4 - Statement to Certificateholders (REO Report)
20.1(h)	Aames Capital Corporation, Mortgage Pass-Through Certificates, Series 2001-4 - Statement to Certificateholders (Prepayment Report)
20.1(i)	Aames Capital Corporation, Mortgage Pass-Through Certificates, Series 2001-4 - Statement to Certificateholders (Prepayment Detail Report)
20.1(j)	Aames Capital Corporation, Mortgage Pass-Through Certificates, Series 2001-4 - Statement to Certificateholders (Realized Loss Report)
20.1(k)	Aames Capital Corporation, Mortgage Pass-Through Certificates, Series 2001-4 - Statement to Certificateholders (Realized Loss Detail Report)
20.1(l)	Aames Capital Corporation, Mortgage Pass-Through Certificates, Series 2001-4 - Statement to Certificateholders (Triggers, Adj. Rate Cert. and Miscellaneous Report)

Note that an unofficial copy of the February 2002 Statement to Certificateholders for Aames Capital Corporation, Mortgage Pass-Through Certificates, Series 2001-4, which includes all reports filed as Exhibits 20.1(a)-(l), is included in this filing in one PDF format file.